                                                                    Exhibit 20.2

(WFS FINANCIAL LOGO)

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2003
                   for Distribution Date of September 22, 2003



COLLECTIONS

                                                                                                              DOLLARS

Payments received                                                                                          51,143,276.29
       Plus / (Less) :
                  Net Servicer Advances                                                                       162,528.82
                                                                                                           -------------
Total Funds Available for Distribution                                                                     51,305,805.11
                                                                                                           =============

DISTRIBUTIONS

       Servicing Fee                                                                    1,473,847.00
       Trustee and Other Fees                                                               9,552.35
                                                                                        ------------

Total Fee Distribution                                                                                      1,483,399.35

       Note Interest Distribution Amount - Class A-1              273,765.61
       Note Interest Distribution Amount - Class A-2              320,100.00
       Note Interest Distribution Amount - Class A-3              579,333.33
       Note Interest Distribution Amount - Class A-4              600,491.67
                                                               -------------

                                                                1,773,690.61

       Note Principal Distribution Amount - Class A-1          47,614,777.65
       Note Principal Distribution Amount - Class A-2                   0.00
       Note Principal Distribution Amount - Class A-3                   0.00
       Note Principal Distribution Amount - Class A-4                   0.00
                                                               -------------
                                                               47,614,777.65

Total Class A Interest and Principal Distribution                                                          49,388,468.26

       Note Interest Distribution Amount - Class B-1              131,750.00
       Note Principal Distribution Amount - Class B-1                   0.00
                                                               -------------
Total Class B Interest and Principal Distribution                                                             131,750.00

       Note Interest Distribution Amount - Class C-1              171,562.50
       Note Principal Distribution Amount - Class C-1                   0.00
                                                               -------------
Total Class C Interest and Principal Distribution                                                             171,562.50

       Note Interest Distribution Amount - Class D-1              130,625.00
       Note Principal Distribution Amount - Class D-1                   0.00
                                                               -------------
Total Class D Interest and Principal Distribution                                                             130,625.00
       Spread Account Deposit                                                                                       0.00
                                                                                                           -------------
Total Distributions                                                                                        51,305,805.11
                                                                                                           =============

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2003
                   for Distribution Date of September 22, 2003


PORTFOLIO DATA:
                                                                          # of loans
      Beginning Aggregate Principal Balance                                 89,854                               1,414,892,674.35

          Less:              Principal Payments                                  0         (19,602,237.72)
                             Full Prepayments                               (1,420)        (16,888,847.23)
                             Partial Prepayments                                 0                   0.00
                             Liquidations                                     (182)         (2,763,788.11)
                                                                                           --------------
                                                                                                                   (39,254,873.06)
                                                                                                                 ----------------

      Ending Aggregate Principal Balance                                    88,252                               1,375,637,801.29
                                                                                                                 ================

Ending Outstanding Principal Balance of Notes                                                                    1,346,911,724.99
Overcollateralization Amount                                                                                        28,726,076.30
Overcollateralization Level                                                                                                  2.09%

OTHER RELATED INFORMATION:

Spread Account:

                          Beginning Balance                                                  7,500,000.00
                                Deposits                                                             0.00
                                Reductions                                                           0.00
                                                                                           --------------
                          Ending Balance                                                                             7,500,000.00
                          Beginning Initial Deposit                                          7,500,000.00
                                Repayments                                                           0.00
                                                                                           --------------
                          Ending Initial Deposit                                                                     7,500,000.00


Modified Accounts:
                          Principal Balance                                                         0.00%                    0.00
                          Scheduled Balance                                                         0.00%                    0.00

Servicer Advances:
                          Beginning Unreimbursed Advances                                      934,555.49
                          Net Advances                                                         162,528.82
                                                                                           --------------
                                                                                                                     1,097,084.31

Net Charge-Off Data:
                          Charge-Offs                                                        1,196,280.37
                          Recoveries                                                          (242,424.34)
                                                                                           --------------
                          Net Charge-Offs                                                                              953,856.03

Delinquencies ( P&I):                                                     # of loans
                          30-59 Days                                           969          11,744,055.61
                          60-89 Days                                           228           2,677,333.02
                          90-119 Days                                           66             756,167.75
                          120 days and over                                      0                   0.00

Repossessions                                                                   36             332,178.38

Contracts Repurchased (pursuant to Sect. 3.02,
      4.07, or 9.01 of the Sale and Servicing Agreement)                         0                                           0.00

Cumulative Charge-Off Percentage                                                                                             0.06%

WAC                                                                                                                       11.5330%
WAM                                                                                                                        60.657

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2003
                   for Distribution Date of September 22, 2003

                               BEGINNING       NOTE MONTHLY                 TOTAL
               ORIGINAL       OUTSTANDING       PRINCIPAL      PRIOR      PRINCIPAL
              PRINCIPAL        PRINCIPAL      DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE
CLASSES        BALANCE          BALANCE           AMOUNT     CARRYOVER      AMOUNT
-------        -------          -------           ------     ---------      ------

  A-1      335,000,000.00    237,026,502.64  47,614,777.65      0.00    47,614,777.65


  A-2      291,000,000.00    291,000,000.00           0.00      0.00             0.00


  A-3      395,000,000.00    395,000,000.00           0.00      0.00             0.00


  A-4      299,000,000.00    299,000,000.00           0.00      0.00             0.00


  B-1       63,750,000.00     63,750,000.00           0.00      0.00             0.00


  C-1       67,500,000.00     67,500,000.00           0.00      0.00             0.00


  D-1       41,250,000.00     41,250,000.00           0.00      0.00             0.00
         ================  ================  =============      ====    =============
TOTAL    1,492,500,000.00  1,394,526,502.64  47,614,777.65      0.00    47,614,777.65

                                                 REMAINING                   TOTAL
           PRINCIPAL        CURRENT            OUTSTANDING                PRINCIPAL
          DISTRIBUTION     PRINCIPAL            PRINCIPAL                AND INTEREST
CLASSES      AMOUNT        CARRYOVER             BALANCE                 DISTRIBUTION
-------      ------        ---------             -------                 ------------
  A-1    47,614,777.65         0.00            189,411,724.99           47,888,543.26


  A-2             0.00         0.00            291,000,000.00              320,100.00


  A-3             0.00         0.00            395,000,000.00              579,333.33


  A-4             0.00         0.00            299,000,000.00              600,491.67


  B-1             0.00         0.00             63,750,000.00              131,750.00


  C-1             0.00         0.00             67,500,000.00              171,562.50


  D-1             0.00         0.00             41,250,000.00              130,625.00
         =============         ====          ================           =============
TOTAL    47,614,777.65         0.00          1,346,911,724.99           49,822,405.76



                            NOTE MONTHLY                           TOTAL
                              INTEREST             PRIOR          INTEREST                  INTEREST            CURRENT
  NOTE       INTEREST       DISTRIBUTABLE        INTEREST      DISTRIBUTABLE              DISTRIBUTION         INTEREST
CLASSES        RATE            AMOUNT            CARRYOVER         AMOUNT                    AMOUNT            CARRYOVER
-------        ----            ------            ---------         ------                    ------            ---------
  A-1        1.26000%        273,765.61               0.00        273,765.61               273,765.61             0.00

  A-2        1.32000%        320,100.00               0.00        320,100.00               320,100.00             0.00

  A-3        1.76000%        579,333.33               0.00        579,333.33               579,333.33             0.00

  A-4        2.41000%        600,491.67               0.00        600,491.67               600,491.67             0.00

  B-1        2.48000%        131,750.00               0.00        131,750.00               131,750.00             0.00

  C-1        3.05000%        171,562.50               0.00        171,562.50               171,562.50             0.00

  D-1        3.80000%        130,625.00               0.00        130,625.00               130,625.00             0.00
                           ============               ====      ============             ============             ====
 TOTAL                     2,207,628.11               0.00      2,207,628.11             2,207,628.11             0.00

                          DEFICIENCY           POLICY
  NOTE                       CLAIM             CLAIM
CLASSES                     AMOUNT             AMOUNT
-------                     ------             ------
  A-1                         0.00              0.00

  A-2                         0.00              0.00

  A-3                         0.00              0.00

  A-4                         0.00              0.00

  B-1                         0.00              0.00

  C-1                         0.00              0.00

  D-1                         0.00              0.00
                              ====              ====

                     Note Percentage      100.000000%
              Certificate Percentage        0.000000%

                        WFS FINANCIAL 2003-2 OWNER TRUST
                              Officer's Certificate
                for Master Service Report Date of August 31, 2003
                   for Distribution Date of September 22, 2003





Detailed Reporting

      See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of August 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated May 1, 2003.



                                               ---------------------------------
                                               Lori Bice
                                               Assistant Vice President
                                               Director Technical Accounting





                                               ---------------------------------
                                               Mark Olson
                                               Senior Vice President
                                               Controller